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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  ----------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)   June 13, 1995

                       AMPAL-AMERICAN ISRAEL CORPORATION
              (Exact Name of Registrant as Specified in Charter)

               NEW YORK                 0-538               13-0435685
     (State or Other Jurisdiction    (Commission          (IRS Employer
          of Incorporation)          File Number)      Identification No.)

     1177 Avenue of the Americas, New York, New York            10036
        (Address of Principal Executive Offices)               Zip Code

      Registrant's telephone number, including area code  (212) 782-2100

    _________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS

         On June 13, 1995, the Registrant issued the following press release:

                 "AMPAL-AMERICAN ISRAEL CORPORATION SUBSIDIARY
                  TO PURCHASE OFFICE BUILDING IN NEW YORK CITY

New York...Ampal-American Israel Corporation announced today that one of its subsidiaries has notified Massachusetts Mutual Life Insurance Company that it is exercising its option to purchase 800 Second Avenue, New York, New York from Massachusetts Mutual. The purchase price of the building is $45 million, to be paid in cash at a closing scheduled for June 28, 1995.

Approximately 45% of the 290,000 square foot office building is rented to the Government of Israel and most of the balance of the building is occupied by other governmental and private tenants.

Ampal and its subsidiaries acquire interests in businesses located in the State of Israel or that are Israel-related. An important objective of Ampal is to make investments in companies which take advantage of growth in Israel's domestic economy. Ampal and its subsidiaries have diversified interests in the following sectors: hotels and leisure-time, real estate, energy distribution, basic industry, high technology and communications, as well as others."

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMPAL-AMERICAN ISRAEL CORPORATION

Date: June 15, 1995                 By: /s/ Lawrence Lefkowitz
                                        Lawrence Lefkowitz, President